Report of Independent Accountants

To the Board of Trustees and Shareholders of OCC Accumulation Trust

In planning and performing our audits of the financial statements of the Equity
Portfolio, Small Cap Portfolio, Global
Equity Portfolio, Managed Portfolio, U.S.
Government Income Portfolio and Mid Cap
Portfolio of OCC Accumulation Trust
(the "Fund") for the year ended December
31, 1999, we considered its internal
control, including control activities
for safeguarding securities, in order
to determine our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, not to provide assurance
on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the American Institute
of Certified Public Accountants.  A
material weakness is a condition in
which the design or operation of one
or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above
as of December 31, 1999.

This report is intended solely for
the information and use of the Board
of Trustees, management and the
Securities and Exchange Commission
and is not intendedto be and should
not be used by anyone other than
these specified parties.


PricewaterhouseCoopers LLP
February 11, 2000